AGENSI ANGKASA MALAYSIA (MYSA)
MALAYSIAN SPACE AGENCY
Kementerian Sains, Teknologi dan Inovasi (MOSTI)
Ministry of Science, Technology and Innovation
No. 13, Jalan Tun Ismail
50480 KUALA LUMPUR
MALAYSIA

Tel : 603-2697 3400
Faks (Fax) : 603-2697 3401
Laman Web (Web) : www.mysa.gov.my
E-mel (E-mail) : mysa_hq@mysa.gov.my

Ruj. Kami : MYSA.KTA.600-1/5/22 (SK1)
Tarikh : 10 Mei 2022

SURAT SETUJU TERIMA

AngkasaX Innovation Sdn. Bhd.
15A-16A Wisma Yeap Chor Ee,
10350 Georgetown,
Pulau Pinang

Tuan,

PEMBEKALAN PERKHIDMATAN PENGUJIAN DAN PENGUKURAN – PENGUJIAN GETARAN OLEH AGENSI ANGKASA MALAYSIA (MYSA)

Dengan hormatnya saya merujuk kepada permohonan pihak Tuan/Puan untuk perlaksanaan perkhidmatan Pengujian dan Pengukuran – Pengujian Getaran di Fasiliti Pemasangan, Integrasi dan Pengujian, Kompleks Teknologi Angkasa, Banting, Selangor. Dimaklumkan bahawa Agensi Angkasa Malaysia (MYSA) bersetuju dan berbesar hati untuk menawarkan perkhidmatan kepada pelanggan seperti yang dinyatakan di bawah:

Perincian Pelanggan

Nama	:	EN ZULKIFLI
Organisasi &	:	AngkasaX Innovation Sdn. Bhd.
Alamat	:	15A-16A Wisma Yeap Chor Ee, 10350 Georgetown, Pulau Pinang
No. Telefon	:	011-2819 6830
No. Faks	:	-
E-mel	:	zulkifli@angkasa-x.com

2. MYSA bersetuju untuk memberikan perkhidmatan seperti butiran di bawah:

Bil.	Jenis, Spesifikasi dan Standard Perkhidmatan	Kadar Fi (RM)	Bilangan Hari	Jumlah (RM)
	a) Jenis Perkhidmatan: i. Pengujian getaran sistem V9 ii. Akselerometer paksian tunggal b) Spesifikasi Perkhidmatan: *i. Random vibration* ii. Low level sine sweep *iii. Sine Burst* c) Standard Digunakan: *Customer owned*	4,560 50	1 6	4,560 300

3. Dengan penerimaan perkhidmatan ini oleh pihak tuan, tuan adalah dinasihatkan bahawa **suatu ikatan kontrak** terwujud di antara pihak MYSA dengan tuan. Surat Setuju Terima ini adalah bertujuan untuk memaklumkan Terma dan Syarat Perkhidmatan yang ditawarkan oleh MYSA kepada pihak tuan seperti yang dinyatakan dalam **Lampiran A**.

4. Bayaran fi untuk perkhidmatan selama **satu hari** adalah **sebanyak RM4,860 (Ringgit Malaysia Empat Ribu Lapan Ratus Enam Puluh Sahaja)**. Pembayaran hendaklah dibuat secara tunai / deraf bank / wang pos atas nama Ketua Pengarah Agensi Angkasa Malaysia (MYSA) dalam **tempoh 30 hari daripada tarikh arahan pembayaran / invois dikeluarkan**.

5. Tempoh mula perkhidmatan adalah mengikut persetujuan antara MYSA dan pihak tuan. Walau bagaimanapun, tiada apa-apa kerja boleh dimulakan kecuali dan sehingga Surat Setuju Terima ini telah ditandatangani oleh kedua-dua pihak.

6. Surat ini dihantar kepada syarikat tuan dalam dua (2) salinan. Sila kembalikan ke pejabat ini salinan asal yang telah ditandatangani dengan sempurna oleh syarikat tuan dan saksi syarikat tuan, di ruang yang berkenaan, dalam tempoh **tujuh (7)** hari dari tarikh surat ini untuk tindakan kami selanjutnya. Apa-apa kegagalan dalam mematuhi kehendak di perenggan ini dalam tempoh masa yang ditetapkan boleh

mengakibatkan Surat ini terbatal dan MYSA tidaklah dengan apa-apa jua bertanggungan terhadap syarikat tuan.

Sekian, terima kasih.

"WAWASAN KEMAKMURAN BERSAMA 2030"

"BERKHIDMAT UNTUK NEGARA"

Saya yang menjalankan amanah,

(HAJI AZLIKAMIL NAPIAH)
Ketua Pengarah
Agensi Angkasa Malaysia (MYSA)
Kementerian Sains, Teknologi dan Inovasi (MOSTI)

PEMBEKALAN PERKHIDMATAN PENGUJIAN DAN PENGUKURAN – PENGUJIAN GETARAN OLEH AGENSI ANGKASA MALAYSIA (MYSA)

Dengan ini kami yang bertandatangan di bawah mengaku penerimaan surat yang tersebut di atas dan telah menyemak dan menerima terma dan syarat yang terkandung pada **LAMPIRAN A** Surat Setuju Terima – Terma dan Syarat Perkhidmatan. Kami mengambil maklum bahawa Terma dan Syarat ini adalah sebahagian daripada Perjanjian ini. Kami maklum dan bersetuju bahawa dengan menandatangani Surat Setuju Terima ini, kami mengesahkan bahawa tiada apa-apa terma, syarat atau stipulasi tambahan telah dikenakan dengan keluaran surat tersebut.

Tandatangan Pelanggan	Tandatangan Saksi
Nama : ZULKIFLI ABDUL AZIZ	Nama : IBRAHIM SHAH
Jawatan : Director	Jawatan : BUSINESS DEVELOPMENT DIRECTOR
Alamat : 15A-16A Wisma Yeap Chor Ee 10350 Georgetown P. Pinang	Alamat : 15-A - 16A WISMA YEAP CHOR EE 10350 GEORGETOWN PULAU PINANG

Meterai Pelanggan: Angkasax Innovation Sdn Bhd 202101007618 (1407917-U)

Tarikh : 1/6/2022	Tarikh : 1/6/2022

TERMA DAN SYARAT PERKHIDMATAN

1. Terma dan Syarat Perkhidmatan yang dinyatakan di sini adalah terpakai untuk perkhidmatan pengujian dan pengukuran **(Perkhidmatan)** yang disediakan oleh Agensi Angkasa Malaysia **(MYSA)**, Kementerian Sains, Teknologi dan Inovasi di Fasiliti Pemasangan, Integrasi dan Pengujian, Kompleks Teknologi Angkasa yang beralamat di Lot 2233, Jalan Turi, Kg. Sg. Lang, 42700 Selangor Darul Ehsan (kemudian daripada ini disebut sebagai "**MYSA**") di satu pihak; kepada syarikat AngkasaX Innovation Sdn. Bhd. **(Pelanggan)**. Kedua-dua **MYSA** dan **Pelanggan** boleh dirujuk secara berasingan sebagai "Pihak" atau secara bersama-sama sebagai "Pihak-Pihak"

2. Pelanggan adalah dianggap telah menerima Terma dan Syarat Perkhidmatan dari tarikh Surat Setuju Terima ini ditandatangani. Surat Setuju Terima, Terma dan Syarat Perkhidmatan, Borang serta Jadual yang menetapkan spesifikasi dan kehendak Pelanggan akan digunakan sebagai asas pembentukan perjanjian **(Perjanjian).**

3. Pelanggan memahami bahawa melainkan jika dinyatakan sebaliknya dalam kontrak rasmi, perkhidmatan pengujian dan pengukuran yang disediakan oleh MYSA secara jelas adalah terhad kepada terma dan syarat yang dinyatakan di sini:

KLAUSA 1 – TAKRIF DAN INTEPRETASI

1.1. Kecuali setakat bahawa konteks memerlukan sebaliknya, rujukan kepada bilangan tunggal hendaklah termasuk rujukan kepada bilangan jamak dan sebaliknya.

1.2. Tajuk adalah untuk kemudahan sahaja dan tidak boleh menjejaskan tafsiran ini.

1.3. Waktu pejabat ertinya dari pukul 8.00 pagi hingga 5.00 petang pada hari Isnin hingga Jumaat bagi negeri-negeri di mana cuti umum adalah pada hari Sabtu dan Ahad.

KLAUSA 2 – SKOP PERKHIDMATAN

2.1. MYSA akan memberikan Perkhidmatan dengan kemahiran yang diperlukan dan mengamalkan sistem pengurusan yang baik. Kecuali setakat bahawa konteks memerlukan yang sebaliknya, MYSA akan menggunapakai Prosidur Pengujian dan Pengukuran Pelanggan.

2.2. Semua perkhidmatan pengujian dan pengukuran yang diberikan oleh MYSA akan dilaksanakan mengikut syarat-syarat khusus ujian, parameter pengujian yang telah

dipersetujui serta spesifikasi ujian yang dinyatakan dalam Borang Keperluan Pelanggan dan/atau dalam kontrak.

2.3. Semakan keadaan sampel ujian atau *Customer Furnished Equipment* (CFE) akan dilakukan oleh kedua-dua Pelanggan dan MYSA di Fasiliti Pengujian dan Pengukuran (Fasiliti AIT). Jika MYSA mendapati bahawa terdapat ketidakpatuhan pada sampel ujian atau CFE, MYSA akan memaklumkan kepada Pelanggan tentang ketidakpatuhan tersebut dan Pelanggan akan membuat keputusan sama ada ujian / perkhidmatan dapat diteruskan atau dibatalkan.

2.4. MYSA berhak untuk tidak menerima sampel ujian atau CFE yang tidak mengikut spesifikasi disebabkan oleh kaedah penyimpanan yang tidak wajar sebelum dan/atau semasa penghantaran sampel ujian atau CFE. MYSA juga berhak menolak untuk menerima artikel ujian yang disyaki berbahaya. Sampel ujian atau CFE yang didapati berbahaya akan dikembalikan kepada Pelanggan untuk pelupusan yang betul. Adalah menjadi tanggungjawab Pelanggan untuk melabel dan memenuhi semua peraturan mengenai sampel ujian atau CFE yang berbahaya.

2.5. Pelanggan hendaklah memaklumkan kepada MYSA tentang apa-apa bahan yang disyaki berbahaya dan menyediakan dokumentasi yang diperlukan dan pembungkusan yang bersesuaian bagi sampel ujian atau CFE tersebut. Sampel ujian atau CFE akan dikembalikan kepada Pelanggan.

2.6. Pelanggan boleh menggunakan dan mengedarkan salinan laporan penuh untuk tujuan mendapatkan proses atau kelulusan produk daripada pihak berkuasa kerajaan, perniagaan dan industri. Semua percetakan semula, pengedaran, atau pendedahan lain dalam apa-apa bentuk, keseluruhan atau sebahagian, dari mana-mana bahagian tarikh, pemerhatian atau laporan, lisan atau bertulis, memerlukan persetujuan bertulis terlebih dahulu dari MYSA.

KLAUSA 3 – OBLIGASI PELANGGAN

3.1. Pelanggan adalah bertanggungjawab sepenuhnya ke atas sampel ujian atau CFE sebelum, semasa dan selepas perlaksanaan Perkhidmatan.

3.2. Jika diminta oleh MYSA, Pelanggan hendaklah berusaha sedaya upaya membantu MYSA untuk mendapatkan semua permit, kelulusan atau lesen yang perlu daripada pihak tempatan, pihak berkuasa negeri bagi pelaksanaan Perkhidmatan ini.

3.3. Pelanggan juga perlu menyediakan semua maklumat, dokumentasi dan lain-lain perkara yang diperlukan oleh MYSA untuk pelaksanaan Perkhidmatan ini.

KLAUSA 4 – FI PERKHIDMATAN

Fi untuk Perkhidmatan ini adalah seperti yang dinyatakan dalam Surat Setuju Terima dan fi yang dikenakan berdasarkan kadar harian seperti yang termaktub dalam Akta Fi Agensi Angkasa Negara 2017 (P.U(A) 64).

KLAUSA 5 – PEMBAYARAN

5.1. MYSA akan mengeluarkan invois kepada pelanggan untuk Perkhidmatan yang telah dilaksanakan.

5.2. Pelanggan hendaklah membuat pembayaran fi perkhidmatan dalam tempoh **30 HARI** dari tarikh arahan pembayaran / invois dikeluarkan.

5.3. Semua bayaran yang dikenakan seperti yang dinyatakan dalam Surat Setuju Terima ini perlu dijelaskan dengan penuh. Tiada sebarang bayaran boleh ditahan atau disekat melainkan yang dikehendaki oleh undang-undang.

5.4. Selepas pembayaran penuh dibuat, MYSA akan menyerahkan laporan akhir pengujian kepada Pelanggan.

5.5. Semua pembayaran hendaklah dibuat dalam **Ringgit Malaysia (RM)**.

KLAUSA 6 – PERUBAHAN PERKHIDMATAN

6.1. MYSA boleh pada bila-bila masa membuat perubahan, penambahan atau pemotongan pada skop Perkhidmatan sekiranya Surat Setuju Terima belum ditandatangani oleh kedua-dua pihak atau Perkhidmatan belum dimulakan.

6.2. Pelanggan dari semasa ke semasa boleh mencadangkan kepada MYSA apa-apa perubahan pada skop Perkhidmatan. Pelanggan hendaklah mengemukakan kepada MYSA permohonan pindaan skop Perkhidmatan, secara bertulis. MYSA akan sedaya-upaya melaksanakan perubahan Perkhidmatan dan semua kos tambahan akan dimasukkan sebagai sebahagian daripada Fi Perkhidmatan untuk diinboiskan kepada Pelanggan.

6.3. Sebarang pindaan atau perubahan kepada Perjanjian ini hendaklah dipersetujui oleh MYSA dan Pelanggan yang dibuat secara bertulis serta disahkan dan ditandatangani oleh kedua-dua pihak.

KLAUSA 7 – SERAH HAK ATAU SUBKONTRAK

7.1. MYSA tidak boleh menyerah hak atau memindah milik Perjanjian ini secara keseluruhan atau sebahagiannya kepada pihak ketiga tanpa terlebih dahulu mendapat kelulusan bertulis daripada Pelanggan.

7.2. MYSA tidak boleh memberi subkontrak keseluruhan Perjanjian atau mana-mana bahagian Perjanjian tanpa mendapat kelulusan bertulis daripada Pelanggan terlebih dahulu. Jika keseluruhan Perjanjian atau mana-mana bahagian Perjanjian disubkontrak dengan kelulusan bertulis daripada Pelanggan, MYSA hendaklah terus bertanggungjawab kepada Pelanggan untuk memastikan subkontraktor tersebut mematuhi semua syarat dan terma Perjanjian.

KLAUSA 8 – PENAMATAN PERJANJIAN

MYSA boleh menamatkan perjanjian jika:

a) Pelanggan didapati melakukan pelanggaran terhadap mana-mana terma dan syarat-syarat Perjanjian ini; atau

b) Pelanggan menjadi bankrap atau memberhentikan perniagaan mereka; atau

c) Pelanggan telah meluluskan suatu ketetapan atau satu perintah telah dikeluarkan oleh Mahkamah yang menyatakan bahawa Pelanggan akan digulung.

KLAUSA 9 – HARTA INTELEK

Semua peralatan pengujian, kaedah, reka bentuk, konsep, ciptaan, proses, rahsia perdagangan, maklumat proprietari dan pengetahuan, kegunaan dan / atau aplikasi yang digunakan atau berguna dalam penyampaian Perkhidmatan, sama ada boleh dipatenkan atau tidak, adalah hak milik MYSA.

KLAUSA 10 – LIABILITI DAN JAMINAN TERHAD

10.1. Liabiliti MYSA di bawah Terma dan Syarat Perkhidmatan adalah terhad seperti yang dinyatakan di sini.

10.2. Jumlah liabiliti adalah terhad kepada jumlah Fi Perkhidmatan seperti yang dinyatakan dalam Surat Setuju Terima.

10.3. MYSA tidak akan bertanggungjawab, di dalam penyediaan Perkhidmatan atau pelaksanaan mana-mana obligasi MYSA di bawah Terma dan Syarat Perjanjian, ke atas:

a) Sebarang kerosakan, kerugian, kos atau perbelanjaan secara tidak langsung yang dialami oleh Pelanggan; atau

b) Sebarang kehilangan keuntungan atau keuntungan yang dijangkakan, kehilangan perniagaan, kehilangan data, kehilangan reputasi, gangguan perniagaan atau tuntutan pihak ketiga yang lain yang dihadapi oleh Pelanggan; atau

c) MYSA lewat atau gagal untuk melaksanakan obligasi apabila kelewatan atau kegagalan itu disebabkan oleh sebab-sebab yang di luar kawalan MYSA; atau

d) Sebarang kerugian yang secara langsung atau tidak langsung disebabkan oleh kegagalan atau pelanggaran Terma dan Syarat Perkhidmatan oleh Pelanggan; atau

e) Sebarang kerugian secara langsung atau tidak langsung akibat penetapan skop Perkhidmatan.

10.4. Tiada apa-apa dalam Terma dan Syarat Perkhidmatan ini akan mengehadkan atau mengecualikan liabiliti MYSA ke atas kematian atau kecederaan yang disebabkan oleh kecuaian MYSA, atau sebarang perwakilan tidak sah, atau untuk sebarang perkara lain yang mana ia akan menyalahi undang-undang dalam mengecualikan atau mengehadkan liabiliti.

KLAUSA 11 – TANGGUNG RUGI (INDEMNITI)

Pelanggan hendaklah menanggung rugi MYSA daripada dan terhadap segala tindakan, prosiding, kehilangan, kerugian, ganti rugi, pampasan, kos (termasuk kos undang-undang), caj dan perbelanjaan yang mungkin ditanggung oleh atau dikenakan ke atas MYSA bagi kerosakan harta benda, kecederaan atau maut yang berpunca daripada tindakan, keingkaran, kecuaian atau ketidakjujuran pelanggan.

KLAUSA 12 – KERAHSIAAN MAKLUMAT

12.1. Laporan hanya dikemukakan kepada Pelanggan atau bagi pihak yang telah ditetapkan oleh Pelanggan melainkan jika diperlukan oleh undang-undang. Pelanggan memberi jaminan untuk tidak menggunakan laporan atau data dalam laporan dalam apa cara yang boleh merosakkan reputasi atau kredibiliti MYSA. Pelanggan juga tidak dibenarkan untuk menerbitkan nama MYSA tanpa kelulusan bertulis dari MYSA.

12.2. Bagi tujuan Perjanjian ini, maklumat rahsia di bawah Perjanjian ini bermaksud, semua maklumat (sama ada berkenaan komersil, kewangan, teknikal atau sebagainya) yang

berkaitan dengan mana-mana Pihak kepada Perjanjian ini, yang didapati atau diberikan oleh pihak yang satu lagi.

12.3. Kedua-dua Pihak kepada Perjanjian ini mengakujanji –

(a) untuk menganggap maklumat rahsia tersebut sebagai rahsia;

(b) untuk tidak akan, tanpa kebenaran Pihak yang satu lagi, berkomunikasi atau memberitahu mengenai mana-mana bahagian daripada maklumat rahsia tersebut kepada mana-mana orang kecuali kepada mana-mana pekerjanya, yang terlibat secara langsung dengan Perjanjian ini dan yang perlu mengetahui maklumat rahsia itu bagi maksud memenuhi kewajipan di bawah Perjanjian ini; dan

(c) untuk tidak menggunakan atau menyebarkan maklumat rahsia dalam organisasi mana-mana Pihak kecuali jika ia adalah perlu di bawah Perjanjian ini.

KLAUSA 13 – KOMUNIKASI

Apa-apa notis atau bentuk komunikasi yang lain yang diperlukan di bawah Perjanjian ini hendaklah dibuat dalam bahasa Melayu atau Inggeris dan dihantar dengan pos berdaftar atau diserahkan ke alamat pejabat, alamat emel atau nombor faksimili terkini MYSA atau Pelanggan dan telah dimaklumkan kepada pihak yang satu lagi.

KLAUSA 14 – *FORCE MAJEURE*

14.1. MYSA dan Pelanggan adalah tidak bertanggungjawab bagi sebarang ketinggalan atau kegagalan dalam melaksanakan Perjanjian ini, jika ketinggalan atau kegagalan itu timbul daripada keadaan-keadaan *Force Majeure*. Dalam keadaan ini, yang menyebabkan mana-mana Pihak tidak dapat menyempurnakan Perjanjian ini, Perjanjian ini boleh ditamatkan dengan persetujuan Pihak-Pihak, tanpa apa-apa pampasan. Kejadian *Force Majeure* hendaklah bermaksud –

(a) peperangan (sama ada ia diisytiharkan atau tidak), pertempuran, penaklukan atau tindakan oleh musuh-musuh asing;

(b) pemberontakan, revolusi, rampasan kuasa, perang saudara atau tindakan pengganas;

(c) bencana alam termasuk, tetapi tidak terhad kepada gempa bumi, banjir, kebakaran spontan bawah tanah, ombak besar atau apa-apa bencana alam yang,

secara munasabahnya, seseorang yang berpengalaman tidak dijangka dapat mengambil langkah berjaga-jaga;

(d) letupan nuklear, pencemaran radioaktif atau bahan kimia atau radiasi;

(e) tekanan gelombang yang disebabkan oleh kapal terbang atau apa-apa peranti aerial yang bergerak dalam kelajuan sonik atau supersonik;

(f) wabak, darurat dan/atau had pergerakan disebabkan oleh wabak atau darurat;

(g) rusuhan, kekecohan atau kekacauan awam; dan

(h) sebab-sebab atau bahaya-bahaya yang lain yang di luar kawalan mana-mana Pihak.

14.2. Apabila mana-mana Pihak mula mengalami kesulitan untuk melaksanakan atau terpaksa menangguhkan pelaksanaan Perjanjian ini akibat daripada insiden-insiden *Force Majeure* (selepas ini dirujuk sebagai "Pihak Terlibat"), maka Pihak Terlibat berkewajipan memberitahu Pihak yang satu lagi secara bertulis dalam masa empat puluh lapan (48) jam dari saat berlakunya insiden tersebut mengenai berlakunya *Force Majeure* dan memohon penangguhan Perjanjian atau sebahagian daripada Perjanjian itu dan memberikan bukti-bukti yang munasabah berkenaan dengan insiden di atas beserta kesannya terhadap pelaksanaan Perjanjian ini.

14.3. Jika Pihak yang menerima notis mengenai insiden *Force Majeure* itu mempertikaikan insiden *Force Majeure* itu, maka kedua-dua Pihak hendaklah berunding untuk mencapai penyelesaian.

14.4. Walau apa pun, adalah menjadi tanggungjawab Pihak Terlibat untuk memastikan bahawa apa-apa kesan terhadap pelaksanaan Perjanjian ini dielakkan atau dikurangkan.

14.5. Jika MYSA atau Pelanggan tidak dapat melaksanakan kewajipannya di bawah Perjanjian ini disebabkan oleh keadaan *Force Majeure* yang telah berterusan untuk suatu tempoh sehinggakan niat asal Perjanjian tidak dapat dilaksanakan, maka mana-mana Pihak boleh, melalui notis bertulis, menamatkan Perjanjian ini dan mana-mana Pihak tidak akan bertanggungjawab kepada Pihak yang satu lagi kecuali apa-apa pelanggaran terdahulu daripada keadaan *Force Majeure* tersebut.

14.6. Bagi mengelakkan sebarang keraguan Pihak Terlibat hendaklah melaksanakan semua kewajipan lain di bawah Perjanjian ini yang tidak terjejas oleh insiden *Force Majeure* itu.

KLAUSA 15 – PENEPIAN HAK

Kegagalan MYSA atau Pelanggan untuk melaksanakan atau menguatkuasakan mana-mana terma dan syarat di bawah Perjanjian ini pada bila-bila masa,tidak akan terjumlah kepada suatu penepian hak, melainkan ia telah dibuat secara bertulis terlebih dahulu dan dipersetujui oleh MYSA atau Pelanggan, masing-masing.

KLAUSA 16 – PEMAKAIAN UNDANG-UNDANG

16.1. Perjanjian ini hendaklah ditadbir dan ditafsirkan mengikut undang-undang Malaysia dan Pihak-Pihak kepada Perjanjian ini bersetuju untuk tertakluk kepada bidang kuasa mahkamah-mahkamah di Malaysia.

16.2. Semua kontrak adalah tertakluk kepada semakan dan mesti ditandatangani oleh pegawai yang diberi kuasa.